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                                                                            23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Partners
Hawaiian Cement:


     We consent to the inclusion of our report dated August 17, 1994, on the consolidated financial statements of Hawaiian Cement and subsidiary and the related financial statement schedules as of June 30, 1994 and 1993, and for the years then ended, which report appears in the Amendment No. 2 to Form S-1 of Lone Star Industries, Inc. dated January 13, 1995. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


                                          KPMG Peat Marwick LLP

Honolulu, Hawaii

January 13, 1995